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                                                                     Exhibit 3.5
                             KEYSTONE PROPERTY TRUST

                                     BYLAWS

                                    ARTICLE I

                                     OFFICES

      Section 1.01. Principal Executive Office. The principal office of Keystone Property Trust (the "Trust") shall be located at such place or places as the Trustees may designate.

      Section 1.02. Additional Offices. The Trust may have additional offices at such places as the Trustees may from time to time determine or the business of the Trust may require.

                                   ARTICLE II

                                    TRUSTEES

      Section 2.01. General Powers. The business and affairs of the Trust shall be managed under the direction of its Trustees, which may exercise all such powers of the Trust and do all such lawful act and things as are not by statute, by the Trust's Declaration of Trust, as it may be amended from time to time (the "Declaration of Trust") or by these Bylaws conferred on or reserved to the Shareholders.

      Section 2.02. Qualifying Shares Not Required. Trustees need not be Shareholders of the Trust.

      Section 2.03. Quorum. A majority of the Trustees shall constitute a quorum subject to the provisions of Section 2.6 of the Declaration of Trust.

      Section 2.04. Number and Term; Election. Subject to the rights of the holders of any series of Preferred Stock, the number of Trustees shall be fixed from time to time exclusively pursuant to a resolution adopted by a majority of the Trustees, but shall consist of not more than fifteen nor less than the minimum number permitted by the laws of the State of Maryland now or hereafter in force. The initial Trustees shall be set forth in the Declaration of Trust. The Trustees, other than any who may be elected by the holders of any series of Preferred Stock, shall be divided, with respect to the time for which they severally hold office, into three classes, as nearly equal in number as possible, with the term of office of the class of Trustees designated as Class I Trustees to hold office initially for a term expiring at the annual meeting of Shareholders to be held in 2001, the class of Trustees designated as Class II Trustees to hold office initially for a term

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expiring at the annual meeting of Shareholders to be held in 2002 and the class of Trustees designated as Class III Trustees to hold office initially for a term expiring at the annual meeting of Shareholders to be held in 2000. Each Trustee shall hold office until his or her successor shall have been duly elected and qualified. At each annual meeting of Shareholders, commencing with the annual meeting to be held in 2000, Trustees elected to succeed those Trustees whose terms then expire shall be elected for a term of office to expire at the third succeeding annual meeting of Shareholders after their election, with each Trustee to hold office until his or her successor shall have been duly elected and qualified.

      Section 2.05. Place of Meeting. Meetings of the Trustees shall be held at the principal office of the Trust or at such place within the United States as the President shall direct or as is fixed from time to time by resolution of the Trustees.

      Section 2.06. Annual Meeting. Immediately following each annual meeting of Shareholders, and at the same place as each annual meeting, a regular meeting of the Trustees shall be held for the purpose of electing officers and transacting other business. Notice of such meetings need not be given.

      Section 2.07. Regular Meetings. Regular meetings of the Trustees shall be held at the place determined pursuant to Section 2.05 on the dates, if any, established at each annual meeting of the Trustees and notice of such regular meetings of the Trustees is hereby dispensed with.

      Section 2.08. Special Meetings. Special meetings of the Trustees may be called at any time by the President or a majority of the Trustees. Notice of any special meeting shall be given to each Trustee at his or her business or residence in writing or by telegram or by telephone communication. If mailed, such notice shall be deemed adequately delivered when deposited in the United States mails so addressed, with postage thereon prepaid, at least five days before such meeting. If by telegram, such notice shall be deemed adequately delivered when the telegram is delivered to the telegraph company at least twenty-four hours before such meeting. If by telephone, the notice shall be given at least twelve hours prior to the time set for the meeting. Neither the business to be transacted at, nor the purpose of, any special meeting of the Trustees need be specified in the notice of such meeting, except for amendments to these Bylaws as provided under Article XI hereof. A meeting may be held at any time without notice if all the Trustees are present or if those not present waive notice of the meeting in writing, either before or after such meeting.

      Section 2.09. Committees. The Trustees may, by resolution or resolutions passed by a majority of the Trustees, designate one or more committees composed of one or more Trustees and delegate to these committees any of the powers of the Trustees, except the power to authorize dividends on Shares, elect Trustees, issue Shares other than as provided in the next sentence, recommend to the Shareholders any action which requires Shareholder approval, amend the Bylaws, or approve any merger or Share exchange which does not require Shareholder approval. If the Trustees have given general authorization for the issuance of Shares providing for or establishing a method or procedure for determining the maximum number of Shares to be issued, a committee of the

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Trustees, in accordance with that general authorization or any Share option or other plan or program adopted by the Trustees, may authorize or fix the terms of Shares subject to classification or reclassification and the terms on which any Shares may be issued, including all terms and conditions required or permitted to be established or authorized by the Trustees. Among the committees the Trustees may appoint are the following:

            (a) An Executive Committee, which shall have such authority as shall be delegated by the Trustees and shall advise the Trustees from time to time with respect to such matters as the Trustees shall direct.

            (b) An Audit Committee, which shall consist solely of Independent Trustees (as defined below), unless otherwise changed by resolution adopted by a majority of the Trustees. The Audit Committee shall make recommendations concerning the engagement of independent public accountants, review with the independent public accountants the plans and results of the audit engagement, approve professional services provided by the independent public accountants, review the independence of the independent public accountants, consider the range of audit and non-audit fees and review the adequacy of the Trust's internal accounting controls.

            (c) A Compensation Committee, which shall determine compensation for the Trust's executive officers and shall administer a Share incentive plan adopted by the Trust.

For purposes of this Section 2.09, "Independent Trustees" shall mean Trustees who are not (i) officers of the Trust, (ii) related to officers of the Trust or
(iii) holders of more than 5% of the issued and outstanding Shares of the Trust.

      The Trustees may designate one or more Trustees as alternate members of any committee, who may replace any absent or disqualified member at any meeting of such committee. Each committee may fix rules of procedure for its business. A majority of the members of a committee shall constitute a quorum for the transaction of business and the act of a majority of those present at a meeting at which a quorum is present shall be the act of the committee. The members of a committee present at any meeting, whether or not they constitute a quorum, may appoint a Trustee to act in the place of an absent member. Any action required or permitted to be taken at a meeting of a committee may be taken without a meeting, if a unanimous written consent which sets forth the action is signed by each member of the committee and filed with the minutes of the committee.

      Section 2.10. Action Without Meeting. Unless specifically otherwise provided in the Declaration of Trust, any action required or permitted to be taken by the Trustees may be taken without a meeting if a unanimous written consent which sets forth the action is signed by each Trustee or committee and such written consent is filed with the minutes of the proceedings of the Trustees or committee.

      Section 2.11. Telephone Meetings. The Trustees or a committee may meet by means of a telephone conference circuit or similar communications equipment by means of which all persons

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participating in the meeting shall be able to hear one another and participate therein. Such meeting shall be deemed to have been held at a place designated by the Trustees at the meeting. Participation in a telephone conference meeting shall constitute presence in person at such meeting.

      Section 2.12. Committee Rules. Unless the Trustees or a committee otherwise provide, each committee designated by the Trustees may adopt, amend and repeal rules for the conduct of such committees business. In the absence of a provision by the Trustees or a provision in the rules of such committee to the contrary, a majority of the entire authorized number of members of such committee shall constitute a quorum for the transaction of business, the vote of a majority of the members present at a meeting at the time of such vote if a quorum is then present shall be the act of such committee, and in other respects each committee shall conduct its business in the same manner as the Trustees conduct their business pursuant to Article II of the Declaration of Trust and this Article II of these Bylaws.

      Section 2.13. Resignation. Any Trustee may resign at any time by giving written notice to the Trustees. Such resignation shall take effect upon the execution and delivery to Trust of such notice or upon any future date specified in the notice, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

      Section 2.14. Vacancies. Subject to the rights of the holders of any class of Shares separately entitled to elect one or more Trustees, the Shareholders may elect a successor to fill a vacancy among the Trustees which results from the removal of a Trustee. A Trustee elected by the Shareholders to fill a vacancy which results from the removal of a Trustee serves for the balance of the term of the removed Trustee. Subject to the rights of the holders of any class of Shares separately entitled to elect one or more Trustees, a majority of the remaining Trustees, whether or not sufficient to constitute a quorum, may fill a vacancy among the Trustees which results from any cause except an increase in the number of Trustees, and a majority of the Trustees may fill a vacancy which results from an increase in the number of Trustees. A Trustee elected by the Trustees to fill a vacancy serves until the next annual meeting of Shareholders and until his or her successor is elected and qualifies.

      Section 2.15. Removal. Subject to the rights of the holders of any series of Preferred Shares, any Trustee, or all the Trustees, may be removed from office at any time with cause by the affirmative vote of the holders of not less than a majority of the then outstanding voting Shares.

      Section 2.16. Compensation. Trustees shall not receive any stated salary for their services as Trustees but, by resolution of the Trustees, the Trustees may receive fixed sums per year and/or per meeting and for any service or activity they perform or engage in as Trustees. Such fixed sums may be paid either in cash or in Shares of the Trust. Trustees may be reimbursed for expenses of attendance, if any, at each annual, regular or special meeting of the Trustees or of any committee thereof; and for their expenses, if any, in connection with each property visit and any other service or activity performed or engaged in as Trustees, but nothing herein contained shall be construed to preclude any Trustee from serving the Trust in any other capacity and receiving

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compensation therefor.

      Section 2.17. Loss of Deposits. No Trustee shall be liable for any loss which may occur by reason of the failure of the bank, trust company, savings and loan association, or other institution with whom moneys or shares have been deposited.

      Section 2.18. Surety Bonds. Unless required by law, no Trustee shall be obligated to give any bond or surety or other security for the performance of any of his or her duties.

      Section 2.19. Reliance. Each Trustee, officer, employee and agent of the Trust shall, in the performance of his or her duties with respect to the Trust, be fully justified and protected with regard to any act or failure to act in reliance in good faith upon the books of account or other records of the Trust, upon an opinion of counsel or upon reports made to the Trust by any of its officers or employees or by the adviser, accountants, appraisers or other experts or consultants selected by the Trustees or officers of the Trust, regardless of whether such counsel or expert may also be a Trustee.

                                  ARTICLE III

                                    OFFICERS

      Section 3.01. Enumeration. The officers of the Trust shall be a Chairman of the Trustees, a President, a Secretary, a Treasurer. The Trustees may also designate a Chief Executive Officer, and may appoint one or more Vice-Presidents, Assistant Secretaries and Assistant Treasurers. Any two or more offices except President and Vice-President may be held by the same person. The Chairman of the Trustees shall be a Trustee, and the other officers may be Trustees. The Trustees may elect or appoint such other officers, agents and employees as it shall deem necessary who shall have such authority and shall perform such duties as from time to time shall be prescribed by the Trustees.

      Section 3.02. Powers and Duties of the Chairman. The Chairman of the Trustees shall be an executive position which shall perform such duties and have such powers as are from time to time assigned by the Trustees.

      Section 3.03. Powers and Duties of the President. The President shall have general powers of supervision and management of the business and affairs of the Trust subject to the control of the Executive Committee and the Trustees, and shall see that all orders and resolutions of the Trustees are carried into effect. He or she may execute, in the name of the Trust, all authorized deeds, mortgages, bonds, contracts or other instruments, except in cases in which the signing and execution thereof shall have been expressly delegated to some other officer or agent of the Trust. In general, he or she shall perform such other duties customarily performed by a President of a corporation and shall perform such other duties and have such other powers as are from time to time assigned to him or her by the Trustees or the Executive Committee of the Trustees.

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      Section 3.04. Powers and Duties of Vice President. Each Vice President, if
any, designated by the Trustees shall be an administrative officer of the Trust and have such duties as are designated by the Trustees.

      Section 3.05. Duties of the Secretary. The Secretary or at the request of the Trustees, the Assistant Secretary, shall attend all meetings of the Trustees or the Shareholders, keep the minutes thereof in appropriate books, give or cause to be given notice of all meetings of the Trustees and of the Shareholders, keep in safe custody the records and seal of the Trust, affix such seal to any instrument when authorized by the Trustees and perform such other duties incidental to the office or as may be prescribed by the Trustees.

      Section 3.06. Duties of the Treasurer. The Treasurer shall have the custody of the Trust's funds and securities and shall be responsible for the keeping of full and accurate accounts of receipts and disbursements in books belonging to the Trust, the deposit of all moneys and other valuable effects in the name and to the credit of the Trust and the disbursement of the funds of the Trust subject to the order of the Trustees. The Treasurer shall render to the President and Trustees whenever they may so require an account of all his or her transactions as Treasurer and of the financial condition of the Trust. The Treasurer shall, if required by the Trustees, give the Trust a bond in such sum or sums and with such surety or sureties as shall be satisfactory to the Trustees, conditioned upon the faithful performance of his duties. The Assistant Treasurer shall perform such duties and have such power as the Trustees may from time to time prescribe. At the request of the Treasurer or in his or her absence or disability, the Assistant Treasurer shall in their order of designated rank or seniority perform all the duties and exercise the powers of Treasurer.

                                   ARTICLE IV

                                  SHAREHOLDERS

      Section 4.01. Effect of Quorum. Subject to the provisions of the Declaration of Trust, the Shareholders present at a duly called or held meeting at which a quorum is present may continue to do business until adjournment notwithstanding the withdrawal of enough Shareholders so that the remaining Shareholders constitute less than a quorum.

      Section 4.02. Place of Meeting. Meetings of the Shareholders shall be held at the principal office of the Trust or at such place within the United States as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.

      Section 4.03. Annual Meeting. The annual meeting of the Shareholders shall be held on such date and at such time as may be determined by the Trustees. The first annual meeting of the Shareholders shall be held in the second calendar quarter of 1999. At each annual meeting, the Shareholders shall elect Trustees in the manner provided by the Declaration of Trust and these Bylaws, as in effect from time to time, and shall transact such other business as may properly come before the meeting.

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      Section 4.04. Special Meetings. Subject to the rights of the holders of any series of preferred Shares of the Trust (the "Preferred Shares"), the President of the Trust or the Trustees, pursuant to a resolution adopted by a majority of the total number of Trustees, may call special meetings of the Shareholders. Special meetings of Shareholders shall also be called by the Secretary of the Trust upon the written request of the Shareholders holding not less than 25% of all the Shares entitled to vote at such meeting. Such request shall state the purpose of such meeting and the matters proposed to be acted on at such meeting. Within ten (10) days of the receipt of such a request, the Secretary shall inform said Shareholders of the reasonably estimated cost of preparing and mailing notice of the meeting (including all proxy materials that may be required in connection therewith) and, upon payment to the Trust of such costs, the Secretary shall within thirty (30) days of such payment, or such longer period as may be necessitated by compliance with any applicable statutory or regulatory requirements, give notice to each Shareholder entitled to notice of the meeting. Unless requested by the holders of a majority of the issued and outstanding Shares entitled to be voted at such meeting, the special meeting need not be called to consider any matter which is substantially the same as a matter voted on at any meeting of the Shareholders held during the preceding twelve (12) months.

      Section 4.05. Notice of Annual or Special Meetings.

            (a) Written notice of every meeting of Shareholders, stating the purpose or purposes for which the meeting is called, the date, hour and place of the meeting, and, unless it is an annual meeting, indicating that it is being issued by or at the direction of the person or persons calling the meeting, shall be given, not less than ten (10) nor more than ninety
      (90) days before the date of the meeting, to each Shareholder of record entitled to vote at such meeting. Such notice shall be directed to a Shareholder at his address as it shall appear on the records of the Trust or its transfer agent.

            (b) Any business of the Trust may be transacted at an annual meeting of the Shareholders without being specifically designated in the notice, except such business as is required by statute to be stated in such notice. Business transacted at all special meetings shall be confined to that which is related to the purpose or purposes stated in the notice of the meeting. At every meeting of the Shareholders, the Chairman of the Trustees, if there is one, shall conduct the meeting or, in the case of vacancy in office or absence of the Chairman of the Trustees, one of the following officers present shall conduct the meeting in the order stated: the Vice Chairman of the Trustees, if there be one, the President, the Vice-Presidents in their order of rank and seniority.

      Section 4.06. Quorum; Adjournment. Whether or not there is a quorum present, the Shareholders entitled to vote at a meeting, present in person or represented by proxy, shall have power to adjourn the meeting from time to time to a date not more than 120 days after the original record date, without notice other than announcement at the meeting of the time and place to which the meeting shall be adjourned. At such adjourned meeting at which there shall be a quorum, any business may be transacted which might have been transacted on the original date of the meeting.

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Unless any statute or the Declaration of Trust provides otherwise, a majority of all the votes cast at a meeting at which a quorum is present is sufficient to approve any matter which properly comes before the meeting, except that a plurality of all the votes cast at a meeting at which a quorum is present shall be sufficient to elect a Director.

      Section 4.07. Proxies. Unless the Declaration of Trust provides for a greater or lesser number of votes per Share or limits or denies voting rights, each outstanding Share, regardless of class, is entitled to one vote on each matter submitted to a vote at a meeting of Shareholders. In all elections for Trustees, each Share may be voted for as many individuals as there are Trustees to be elected and for whose election the Share is entitled to be voted. A Shareholder may vote the Share the Shareholder owns of record either in person or by proxy. A Shareholder may sign a writing authorizing another person to act as proxy. Signing may be accomplished by the Shareholder or the Shareholder's authorized agent signing the writing or causing the Shareholder's signature to be affixed to the writing by any reasonable means, including facsimile signature. A Shareholder may authorize another person to act as proxy by transmitting, or authorizing the transmission of, a telegram, cablegram, datagram, or other means of electronic transmission to the person authorized to act as proxy or to a proxy solicitation firm, proxy support service organization, or other person authorized by the person who will act as proxy to receive the transmission. Unless a proxy provides otherwise, it is not valid more than eleven months after its date. A proxy is revocable by a Shareholder at any time without condition or qualification unless the proxy states that it is irrevocable and the proxy is coupled with an interest. A proxy may be made irrevocable for so long as it is coupled with an interest. The interest with which a proxy may be coupled includes an interest in the Share to be voted under the proxy or another general interest in the Trust or its assets or liabilities.

      Section 4.08. Nominations and Proposals by Shareholders.

            (a) Annual Meetings of Shareholders.

                  (1) Nominations of persons for election as a Trustee and the proposal of business to be considered by the Shareholders may be made at an annual meeting of Shareholders (a) pursuant to the Trust's notice of meeting delivered pursuant to Article IV, Section
            4.08 of these Bylaws, (b) by or at the direction of the President or
            (c) by any Shareholder of the Trust who is entitled to vote at the meeting, who complies with the notice procedures set forth in clauses (2) and (3) of this paragraph (a) of this Bylaw and who was a Shareholder of record at the time such notice is delivered to the Secretary of the Trust.

                  (2) For nominations or other business to be properly brought before the annual meeting by a Shareholder pursuant to clause (c) of Paragraph (a) (1) of this Bylaw the Shareholder must have given timely notice thereof in writing to the Secretary of the Trust. To be timely, a Shareholder's notice shall be delivered to the Secretary at the principal executive offices of the Trust not less than sixty days nor more than ninety days prior to the first anniversary of the preceding year's

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            annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty days or delayed by more than sixty days from such anniversary date, notice by the Shareholder to be timely must be so delivered not earlier than the ninetieth day prior to such annual meeting and not later than the close of business on the later of the sixtieth day prior to such annual meeting or the tenth day following the day on which public announcement of the date of meeting is first made. Such Shareholder's notice shall set forth (a) as to each person whom the Shareholder proposes to nominate for election or reelection as a Trustee all information relating to such person that is required to be disclosed in solicitations of proxies for election of Trustees, or is otherwise required, in each case pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including such person's written consent to being named in the proxy statement as a nominee and to serving as a Trustee if elected;
            (b) as to any other business that the Shareholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the reasons for conducting such business at the meeting and any material interest in such business of such Shareholder and the beneficial owner, if any, on whose behalf the proposal is made; and (c) as to the Shareholder giving the notice and the beneficial owner, if any, on whose behalf the nominations or proposal is made (i) the name and address of such Shareholder, as they appear on the Trust's books, and of such beneficial owner and (ii) the class and number of Shares of the Trust which are owned beneficially and of record by such Shareholder and such beneficial owner.

                  (3) Notwithstanding anything in the second sentence of
            paragraph (a) (2) of this Bylaw to the contrary, in the event that the number of Trustees to be elected as Trustees is increased and there is no public announcement naming all of the nominees for Trustee or specifying the size of the increased number of Trustees made by the Trust at least seventy days prior to the first anniversary of the preceding year's annual meeting, a Shareholder's notice required by this Bylaw shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if it shall be delivered to the Secretary at the principal executive offices of the Trust not later than the close of business on the tenth day following the day on which such public announcement is first made by the Trust.

      (b) Special Meetings of Shareholders. Only such business shall be conducted at a special meeting of Shareholders as shall have been brought before the meeting pursuant to the Trust's notice of meeting pursuant to Article IV,
Section 4.08 of these Bylaws. Nominations of persons for election as Trustees may be made at a special meeting of Shareholders at which Trustees are to be elected pursuant to the Trust's notice of meeting by or at the direction of the Trustees. Nominations by Shareholders of persons for

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election as Trustees may be made at such a special meeting of Shareholders if the Shareholder's notice as required by paragraph (a) (2) of this Bylaw shall be delivered to the Secretary at the principal executive offices of the Trust not earlier than the ninetieth day prior to such special meeting and not later than the close of business on the later of the seventieth day prior to such special meeting or the tenth day following the day on which public announcement is first made of the date of the special meeting and of the nominees proposed by the Trustees to be elected at such meeting.

            (c) General.

                  (1) Only persons who are nominated in accordance with the
            procedures set forth in this Bylaw shall be eligible to serve as Trustees. Except as otherwise provided by Maryland law, the Declaration of Trust or these Bylaws, the Chairman of the meeting shall have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made in accordance with the procedures set forth in this Bylaw and, if any proposed nomination or business is not in compliance with this Bylaw, to declare that such defective proposal or nomination shall be disregarded.

                  (2) For purposes of this Bylaw, "public announcement" shall mean disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service or in a document publicly filed by the Trust with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act.

                  (3) Notwithstanding the foregoing provisions of this Bylaw, a
            Shareholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations thereunder with respect to the matters set forth in this Bylaw. Nothing in this Bylaw shall be deemed to affect any rights of Shareholders to request inclusion of proposals in the Trust's proxy statement pursuant to Rule 14a-5 under the Exchange Act.

      Section 4.09. Voting Rights. If no date is fixed for the determination of the Shareholders entitled to vote at any meeting of Shareholders, only Persons in whose names Shares entitled to vote stand on the Share records of the Trust at the opening of business on the day of any meeting of Shareholders shall be entitled to vote at such meeting.

      Section 4.10. Conduct of Business and Voting. At all meetings of Shareholders, unless the voting is conducted by inspectors, the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies, the acceptance or rejection of votes and procedures for the conduct of business not otherwise specified by these Bylaws, the Declaration of Trust or law, shall be decided or determined by the Chairman of the meeting. If demanded by Shareholders, present in person or by proxy, entitled to cast 10% in number of votes entitled to be cast, or if ordered by the Chairman, the vote upon any election or question shall be taken by

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ballot and, upon like demand or order, the voting shall be conducted by two inspectors, in which event the proxies and ballots shall be received, and all questions touching the qualification of voters and the validity of proxies and the acceptance or rejection of votes shall be decided, by such inspectors. Unless so demanded or ordered, no vote need be by ballot and voting need not be conducted by inspectors. The Shareholders at any meeting may choose an inspector or inspectors to act at such meeting, and in default of such election the Chairman of the meeting may appoint an inspector or inspectors. No candidate for election as a Trustee at a meeting shall serve as an inspector thereat.

      Section 4.11. Informal Action by Shareholders. Any action required or permitted to be taken at a meeting of Shareholders may be taken without a meeting if there is filed with the records of Shareholder's meetings a unanimous written consent which sets forth the action and is signed by each Shareholder entitled to vote on the matter and a written waiver of any right to dissent signed by each Shareholder entitled to notice of the meeting but not entitled to vote at it.

                                   ARTICLE V

                              CONTRACTS AND FINANCE

      Section 5.01. Contracts and Agreements. To the extent permitted by applicable law, and except as otherwise prescribed by the Declaration of Trust or these Bylaws, the Trustees may authorize any officer, employee or agent of the Trust to enter into any contract or execute and deliver any instrument in the name of and on behalf of the Trust. Such authority may be general or confined to specific instances. A person who holds more than one office in the Trust may not act in more than one capacity to execute, acknowledge, or verify an instrument required by law to be executed, acknowledged, or verified by more than one officer.

      Section 5.02. Checks and Drafts. All checks, drafts and orders for the payment of money, notes and other evidences of indebtedness, issued in the name of the Trust, shall, unless otherwise provided by resolution of the Trustees, be signed by the Chairman of the Trustees, the President, a Vice-President or an Assistant Vice-President and countersigned by the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary.

      Section 5.03. Deposits. All funds of the Trust not otherwise employed shall be deposited from time to time to the credit of the Trust in such banks, trust companies or other depositories as the Trustees may designate.

                                   ARTICLE VI

                                     SHARES

      Section 6.01. Certificates for Shares Each Shareholder is entitled to certificates which represent and certify the transferable unit of beneficial interest he or she holds in the Trust. Each Share certificate shall include on its face the name of the Trust, the name of the Shareholder or other person to whom it is issued, and the class of Share and number of Shares it represents. It shall also include on its face or back (a) a statement of any restrictions on transferability and (b) a statement which provides in substance that the Trust will furnish to any Shareholder on request and without charge a full statement of the designations and any preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications, and terms and conditions of redemption of the Shares of each class which the Trust is authorized to issue, of the differences in the relative rights and preferences between the Shares of each series of a preferred or special class in series which the Trust is authorized to issue, to the extent they have been set, and of the authority of the Trustees to set the relative rights and preferences of subsequent series of a preferred or special class of Shares and any restrictions on transferability. Such request may be made to the Secretary or to its transfer agent. It shall be in such form, not inconsistent with law or with the Declaration of Trust, as shall be approved by the Trustees or any officer or officers designated for such purpose by resolution of the Trustees. Each Share certificate shall be signed by the Chairman of the Trustees, the President, or a Vice-President, and countersigned by the Secretary, an Assistant Secretary, the Treasurer, or an Assistant Treasurer. Each certificate may be sealed with the actual trust seal or a facsimile of it or in any other form and the signatures may be either manual or facsimile signatures. A certificate is valid and may be issued whether or not an officer who signed it is still an officer when it is issued. A certificate may not be issued until the Shares represented by it is fully paid.

      Section 6.02. Record Dates or Closing of Transfer Books. The Trustees may set a record date or direct that the Share transfer books be closed for a stated period for the purpose of making any proper determination with respect to Shareholders, including which Shareholders are entitled to notice of a meeting, vote at a meeting, receive a dividend, or be allotted other rights. The record date may not be prior to the close of business on the day the record date is fixed nor more than 90 days before the date on which the action requiring the determination will be taken; the transfer books may not be closed for a period longer than 20 days; and, in the case of a meeting of Shareholders, the record date or the closing of the transfer books shall be at least ten days before the date of the meeting.

      When a determination of Shareholders entitled to vote at any meeting of Shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof, except when (i) the determination has been made through the closing of the transfer books and the stated period of closing has expired or (ii) the meeting is adjourned to a date more than 120 days after the record date fixed for the original meeting, in either of which case a new record date shall be determined as set forth herein.

      Section 6.03. Lost Certificates. The Trustees (or any officer designated by them) may direct a new certificate to be issued in place of any certificate theretofore issued by the Trust, alleged to have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed. When authorizing such issue of a new certificate, the Trustees may, in their discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Trustee a bond in such sum and with such surety or sureties as it may direct as indemnity agent any claim that may be made against the Trust with respect to the certificate alleged to have been lost, stolen or destroyed.

      Section 6.04. Transfers of Shares. Upon surrender to the Trust or the transfer agent of the Trust of a certificate for Shares duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, subject to compliance with all applicable laws and the requirements of the Trust's transfer agent, it shall be the duty of the Trust or its agents to issue a new certificate to the person entitled thereto, to cancel the old certificate and to record the transaction upon its transfer books.

      Section 6.05. Registered Shareholders The Trust shall be entitled to treat the holder of record of any Share or Shares as the holder in fact thereof and, accordingly, shall not be bound to recognize any equitable or other claim to or interest in such Share or Shares on the part of any person whether or not it shall have express or other notice thereof, except as expressly provided by the laws of the State of Maryland.

      Section 6.06. Share Ledger. The Trust shall maintain at its principal executive office or at the office of its counsel, accountants or transfer agent, an original or a duplicate Share ledger containing the name and address of each Shareholder and the number of Shares of each class held by such Shareholder.

                                   ARTICLE VII

                                  MISCELLANEOUS

      Section 7.01. Record Dates and Closing of Transfer Books. Pursuant to the Declaration of Trust, the Trustees may fix record dates for specified purposes. If a record date is so fixed, only Shareholders of record on the date so fixed shall be entitled to the rights to which the record date pertains.

      Section 7.02. Books and Records. The Trust shall keep correct and complete books and records of its accounts and transactions and minutes of the proceedings of its Shareholders and Trustees and of any executive or other committee when exercising any of the powers of the Trustees. The books and records of the Trust may be in written form or in any other form which can be converted within a reasonable time into written form for visual inspection. Minutes shall be recorded in written form but may be maintained in the form of a reproduction. The original or a certified copy of these Bylaws shall be kept at the principal office of the Trust.

      Section 7.03. Trust Seal. The Trustees may provide a suitable seal, bearing the name of the Trust, which shall be in the charge of the Secretary. The Trustees may authorize one or more duplicate seals and provide for the custody thereof. If the Trust is required to place its trust seal to a document, it is sufficient to meet the requirement of any law, rule, or regulation relating to a trust seal to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Trust.

      Section 7.04. Voting Stock in Other Corporations. Stock of other corporations or associations, registered in the name of the Trust, may be voted by the President, a Vice President, or a proxy appointed by either of them. The Trustees, however, may by resolution appoint some other person to vote such Shares, in which case such person shall be entitled to vote such Shares upon the production of a certified copy of such resolution, or otherwise direct the voting of such Shares.

      Section 7.05. Annual Statement of Affairs. The President or chief accounting officer shall prepare annually a full and correct statement of the affairs of the Trust, to include a balance sheet and a financial statement of operations for the preceding fiscal year. The statement of affairs shall be submitted at the annual meeting of the Shareholders and, within 20 days after the meeting, placed on file at the Trust's principal office.

      Section 7.06. Inspection of Bylaws. The Trustees shall keep at the principal office for the transaction of business of the Trust the original or a copy of the Bylaws as amended or otherwise altered to date, certified by the Secretary, which shall be open to inspection by the Shareholders at all reasonable times during office hours.

                                  ARTICLE VIII

                                  DISTRIBUTIONS

      Section 8.01. Distributions. If declared by the Trustees at any meeting thereof, the Trust may pay dividends or distributions on its Shares in cash, property, or in Shares, unless such dividend or distribution is contrary to law or to a restriction contained in the Declaration of Trust.

                                   ARTICLE IX

                    INDEMNIFICATION OF OFFICERS AND TRUSTEES;
                                    INSURANCE

      Section 9.01. Indemnification.

            (a) Procedure. Any indemnification, or payment of expenses in advance of the final disposition of any proceeding, shall be made promptly, and in any event within 60 days, upon the written request of the Trustee or officer entitled to seek indemnification (the "Indemnified Party"). The right to indemnification and advances hereunder shall be enforceable by the Indemnified Party in any court of competent jurisdiction, if (i) the Trust denies such request, in whole or in part, or (ii) no disposition thereof is made within 60 days. The Indemnified Party's costs and expenses incurred in connection with successfully establishing his or her right to indemnification, in whole or in part, in any such action shall also be reimbursed by the Trust. It shall be a defense to any action for advance for expenses that (a) a determination has been made that the facts then known to those making the determination would preclude indemnification or (b) the Trust has not received both (i) an undertaking as required by law to repay such advances in the event it shall ultimately be determined that the standard of conduct has not been met and (ii) a written affirmation by the Indemnified Party of such Indemnified Party's good faith belief that the standard of conduct necessary for indemnification by the Trust has been met.

            (b) Exclusivity, Etc. The indemnification and advance of expenses provided by the Declaration of Trust and these Bylaws shall not be deemed exclusive of any other rights to which a person seeking indemnification or advance of expenses may be entitled under any law (common or statutory), or any agreement, vote of Shareholders or disinterested Trustees or other provision that is consistent with law, both as to action in his or her official capacity and as to action in another capacity while holding office or while employed by or acting as agent for the Trust, shall continue in respect of all events occurring while a person was a Trustee or officer after such person has ceased to be a Trustee or officer, and shall inure to the benefit of the estate, heirs, executors and administrators of such person. The Trustee shall not be liable for any payment under this Bylaw in connection with a claim made by a Trustee or officer to the extent such Trustee or officer has otherwise actually received payment under insurance policy, agreement, vote or otherwise, of the amounts otherwise indemnifiable hereunder. All rights to indemnification and advance of expenses under the Declaration of Trust and hereunder shall be deemed to be a contract between the Trust and each Trustee or officer of the Trust who serves or served in such capacity at any time while this Bylaw is in effect. Nothing herein shall prevent the amendment of this Bylaw, provided that no such amendment shall diminish the rights of any person hereunder with respect to events occurring or claims made before its adoption or as to claims made after its adoption in respect of events occurring before its adoption. Any repeal or modification of this Bylaw shall not in any way diminish any rights to indemnification or advance of expenses of such Trustee or officer or the obligations of the Trust arising hereunder with respect to events occurring, or claims made, while this Bylaw or any provision hereof is in force.

            (c) Following any "change in control" of the Trust of the type required to be reported under Item 1 of Form 8-K promulgated under the Exchange Act, any determination as to entitlement to indemnification shall be made by independent legal counsel selected by the claimant, which such independent legal counsel shall be retained by the Trustees on behalf of the Trust and whose fees and disbursements shall be paid by the Trust.

      Section 9.02. Insurance. The Trust may maintain insurance, at its expense, to protect itself and any Trustee, officer, employee or agent of the Trust or another corporation, partnership, joint venture, trust or other enterprise against any expense, liability or loss, whether or not the Trust would have the power to indemnify such person against such expense, liability or loss under the Declaration of Trust.

                                   ARTICLE X

                                WAIVER OF NOTICE

      Section 10.01. Waiver of Notice. Whenever any notice is required to be given pursuant to the Declaration of Trust or Bylaws or pursuant to applicable law, a waiver thereof in writing, signed by the person or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice. Neither the business to be transacted at nor the purpose of any meeting need be set forth in the waiver of notice, unless specifically required by statute. The attendance of any person at any meeting shall constitute a waiver of notice of such meeting, except where such person attends a meeting for the express purpose of objecting to the transaction of any business of the ground that the meeting is not lawfully called or convened.

                                   ARTICLE XI

                                   AMENDMENTS

      Section 11.01. Amendments. These Bylaws may be amended or repealed, or new Bylaws may be adopted, by the Shareholders at any meeting of the Shareholders or pursuant to Section 4.11 of these Bylaws, or by the Trustees at any meeting of the Trustees or pursuant to Section 2.10 of these Bylaws; provided that the Trustees may not amend or repeal this Article XI or Section 4.11 or any part of these Bylaws that has been adopted by the Shareholders subject to the express condition that it may not be amended or repealed except by holders of a majority of the issued and outstanding Shares.

                                   ARTICLE XII

                                   DEFINITIONS

      Section 12.01. Definitions. All terms defined in the Declaration of Trust shall have the same meaning when used in these Bylaws.

                                  ARTICLE XIII

                                  FISCAL YEAR

      Section 13.01. Fiscal Year. The fiscal year of the Trust shall be the calendar year.

                                   ARTICLE XIV

                                   THE ADVISOR

      Section 14.01. Employment of Advisor. The Trustees are not and shall not be required personally to conduct the business of the Trust, and the Trustees shall have the power to appoint, employ or contract with any person (including one or more of themselves or any corporation, partnership, or trust in which one or more of them may be Trustees, officers, Shareholders, partners or trustees, as the Trustees may deem necessary or proper for the transaction of the business of the Trust.

The Trustees may employ or contract with a person to act as advisor to the Trust (the "Advisor") and may grant or delegate such authority to the Advisor as the Trustees may in its sole discretion deem necessary or desirable without regard to whether such authority is normally granted or delegated by boards of trustees or boards of directors of business corporations. The Advisor shall be required to use its best efforts to supervise the operation of the Trust in a manner consistent with the investment policies and objectives of the Trust. The Trustees shall have the power to determine the terms and compensation of the Advisor or any other person whom it may cause the Trust to employ or with whom it may cause the Trust to contract for advisory services. The Trustees may exercise broad discretion in allowing the Advisor to administer and regulate the operations of the Trust, to act as agent for the Trust, to execute documents on behalf of the Trustees and to make executive decisions which conform to general policies and general principles previously established by the Trustees.

      Section 14.02. Other Activities of Advisor. The Advisor shall not be required to administer the Trust as its sole and exclusive function and may have other business interests and may engage in other activities similar or in addition to those relating to the Trust, including the rendering of advice or services of any kind to other investors or any other persons (including other real estate investment trusts) and the management of other investments. The Trustees may request the Advisor to engage in certain other activities which complement the Trust's investments, and the Advisor may receive compensation or commissions therefor from the Trust or other persons. Neither the Advisor nor any Affiliate of the Advisor shall be obligated to present any particular investment opportunities to the Trust, even if such opportunities are of a character such that, if presented to the Trust, they could be taken by the Trust, and, subject to the foregoing, each of them shall be protected in taking for, its own account or recommending to others any such particular investment opportunity. Notwithstanding the foregoing, the Advisor shall be required to use its best efforts to present the Trust with a continuing and suitable program consistent with the investment policies and objectives of the Trust and with investments which are representative of, comparable with and on similar terms as investments being made by Affiliates of the Advisor, or by the Advisor for its own account or for the account of any person for whom the Advisor is providing advisory services. In addition, the Advisor shall be required, upon the request of any Trustee, to promptly furnish the Trustees with such information on a confidential basis as to any investments within the investment policies of the Trust made by Affiliates of the Advisor or by the Advisor for its own account or for the account of any person for whom the Advisor is providing advisory services.

      Section 14.03. Advisor Compensation. The Trustees shall at least annually review generally the performance of the Advisor in order to determine whether the compensation which the Trust has contracted to pay to the Advisor is reasonable in relation to the nature and quality of services performed and whether the provisions of the advisory contract with the Advisor are being carried out.